Exhibit 31.4
CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER
     I, Roberta Lipson, certify that:
     1. I have reviewed this Form 10-K/A of Chindex International, Inc.; and
     2. Based on my knowledge, this annual report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.
Date: July 21, 2006

/s/ Roberta Lipson
Roberta Lipson
Chief Executive Officer